                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   _________

                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(B) OR 12(G) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                              MYKROLIS CORPORATION
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

-----------------------------------------------   -----------------------------
                  DELAWARE                                04-3536767
                                                        (IRS Employer
(State or Other Jurisdiction of Incorporation)        Identification No.)
-----------------------------------------------   -----------------------------

        ONE PATRIOTS PARK, BEDFORD MA                        01730
                                                          (Zip Code)
 (Address of Principal Executive Offices)

If this Form relates to the             If this Form relates to the registration
registration of a class of              of a class of securities pursuant to
securities pursuant to Section 12(b)    Section 12(g) of the Exchange Act and is
of the Exchange Act and is effective    effective pursuant to General
pursuant to General Instruction A.(c),  Instruction A.(d), please check the
please check the following box. [X]     following box. [ ]

Securities Act registration statement file number             333-57182
to which this form relates:                                (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

---------------------------------------    ------------------------------------
          Title of Each                    Name of Each Exchange on Which Each
    Class is to be Registered                    Class is to be Registered


   COMMON STOCK, $.01 PAR VALUE                   NEW YORK STOCK EXCHANGE

Securities to be registered pursuant to Section 12(g) of the Act:

                                      NONE
--------------------------------------------------------------------------------
                                (Title of class)

                                  Page 1 of 3
                       Exhibit Index appears on page 2.
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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.
         -------------------------------------------------------

     Common Stock, $.01 Par Value

     The capital stock of Mykrolis Corporation (the "Company") to be registered on the New York Stock Exchange, Inc. (the "Exchange"), is the Company's Common Stock, par value $.01 per share (the "Common Stock").

     The description of the Company's Common Stock is set forth in the information provided under "Description of Capital Stock" in the prospectus which forms a part of the Registration Statement on Form S-1 (File Number 333-57182) filed under the Securities Act of 1933 with the Securities and Exchange Commission on March 16, 2001 (as amended from time to time, the "Registration Statement"), which information is incorporated herein by reference.

     Capitalized terms used herein and not otherwise defined have the meanings assigned to them in the Registration Statement.


ITEM 2.  EXHIBITS.
         --------

  Number                                Description
----------                              ------------

    1 Restated Certificate of Incorporation of the Company (incorporated herein by reference to Exhibit 3.1 to the Registration Statement).

    2 Amended and Restated By-laws of the Company (incorporated herein by reference to Exhibit 3.2 to the Registration Statement).

    3 Form of certificate representing shares of common stock, $.01 par value per share, of the Company (incorporated herein by reference to Exhibit 3.3 to the Registration Statement).

                                  Page 2 of 3
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                                   SIGNATURES
                                   ----------

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                              Mykrolis Corporation

                              By:    /s/  C. William Zadel
                                     ---------------------
                                  Name:  C. William Zadel
                                  Title: Chief Executive Officer
                                         and Chairman of the Board


Dated:  July 20, 2001


                                  Page 3 of 3